EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Enters Agreement to Acquire Iconic

Dispensary Chain in California

VANCOUVER, B.C., CANADA (November 29, 2018) – Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) and Australis Capital Inc. (CSE: AUSA) (“Australis”) are pleased to announce an investment by BaM into Green Light District Holdings, Inc. (“GLDH”) by way of a USD $5,200,000 senior secured convertible note at a rate equal to 20% per annum. The note is convertible into 89.75% of the shares of GLDH at the option of the Company. In addition, BaM has an agreement to issue additional consideration to David Barakett totalling USD $6,297,580 payable in shares of BaM at price of CAD $0.7439 upon meeting certain milestones (“Earn Out Shares”). The price was calculated using a 5-day volume weighted average price as of November 28, 2018. BaM’s investment in GLDH was funded in part by a $4,000,000 secured loan from Australis.

GLDH is the owner of the well-known ShowGrow dispensary brand and owner of the ShowGrow Long Beach dispensary, 43% of the equity interest and 60% of the voting rights in the ShowGrow San Diego dispensary, 30% equity interest in ShowGrow Las Vegas, and 100% ownership of the popular ShowGrow app. The dispensaries are in various stages of licensing: Long Beach has a medical license, San Diego has a conditional use permit (“CUP”), and Las Vegas has a recreational license. GLDH focuses on building dispensaries in high volume locations and will continue to work toward receiving its recreational status at both Long Beach and San Diego. ShowGrow San Diego still requires build out and is not yet open for business.

The highlights of this transaction are as follows:

•	Provides a beachhead for BaM to establish operations in California, which will assist BaM in rolling out its brands beyond Nevada and Ohio;

•	Expands exposure to retail and provides BaM access to a seasoned retail management team that can also assist in adding value to the Ohio and Nevada platforms;

•	Provides exposure to high-growth, near-term revenue producing assets with solid earnings potential;

•	Provides additional optionality of new retail licensing via ShowGrow Nevada, which has applied for new retail licenses that could be awarded in early December;

•	Access to deep domain knowledge of the California cannabis industry, and a solid pipeline of deal flow; and

•	Provides shareholders first hand evidence of the strong relationship with Australis, which enabled BaM to capitalize on a timely opportunity.

Leonard Clough, BaM’s CEO commented, “Our gratitude goes to the team at Australis, who worked tirelessly in assisting us in getting this deal completed within a one-week period. Australis not only provided BaM with a secured credit facility, but also agreed to exercise approximately 3.2 million warrants to allow us to maintain a responsible debt to equity ratio. This is a demonstration of how the Australis and BaM relationship benefits both our shareholders. Secondly, I am happy to welcome David to our team and believe that this opportunity is multi-dimensional as it provides a benefit to almost all our business segments.”

Scott Dowty, CEO of Australis commented, “We are consistently looking for high impact transactions that can assist our portfolio companies in creating outsized returns and the ShowGrow deal does exactly that for BaM. This deal provides BaM access to a tremendous market beyond Nevada and Ohio, and the ability to leverage the BaM brand further. David Barakett’s experience in the industry is also a great addition to an already strong management team at BaM. We will continue to support BaM in new deals while also identifying opportunities within our ecosystem that can further benefit BaM, our largest and most significant investment to date.”

Funding Agreements

To fund this transaction, Australis provided BaM a two-year USD $4,000,000 loan (“AUSA Debt Financing”) by way of a senior secured note bearing an interest rate of 15%. The terms require semi-annual interest payments unless BaM elects to accrue the interest by adding it to the principal amount of the debt facility. The Company will maintain prepayment rights at any time, in any amount, unless it is within the first year in which case the Company will be required to pay a 5% prepayment penalty on the amount repaid. The Company paid a finance fee to Australis in the amount of 1,105,083 BaM shares at a deemed price of CAD $0.72 per share.

In addition, Australis has agreed to exercise USD $1.2m in warrants out of the 16m warrants they already hold in BaM at CAD $0.50, which will equate to approximately 3.2m shares depending on the USD / CAD exchange rate when exercised. Australis will have 5 business days from the funding agreement dated November 28th, 2018 to exercise its warrants in BaM.

As a result of this transaction, and the potential dilution associated with the Earn-Out Shares owed to David Barakett, who is entitled to receive shares in BaM subject to meeting certain performance milestones, the Company has granted anti-dilution warrants with a 2-year term from issuance to Australis at a ratio of 0.4337 for every share issued to David Barakett, at a price equal to the Earn-Out Shares or otherwise at the lowest price permitted under the policies of the Canadian Securities Exchange.

The Company also agreed to increase the monthly services fee to Australis to total $16,500 per month for 5 years unless ownership held by Australis drops below 10% in which the fee will cease.

Canaccord Genuity Corp. acted as financial advisor to BaM in connection with the Transaction.

About Australis Capital Inc.

Australis Capital identifies and invests in the cannabis industry predominately in the United States, a highly regulated, fragmented, rapidly expanding and evolving industry. Investments may include and are not limited to equity, debt or other securities of both public and private companies, financings in exchange for royalties or other distribution streams, and control stake acquisitions. Australis Capital adheres to stringent investment criteria and will focus on significant near and mid-term high-quality opportunities with strong return potentials while maintaining a steadfast commitment to governance and community. Australis Capital's Board, Management and Advisory Committee members have material experience with, and knowledge of, the cannabis space in the U.S., extensive backgrounds in highly regulated industries, adherence to stringent regulatory compliance, public company and operational expertise. In addition to the Company's expertise and strong execution on strategic M&A, which to date includes Rthm Technologies Inc and Body and Mind Inc., Australis has developed strategic partnerships with companies such as Wagner Dimas.

Australis' Common shares trade on the CSE under the symbol "AUSA".

For further information about Australis, please visit the website at ausacap.com or contact the Company by e-mail at ir@ausacap.com.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills 778-389-0007

mmills@bamcannabis.com

About Body and Mind

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses in Nevada and partial ownership of a production and dispensary license in Ohio. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws.

These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.